Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on First-Quarter Results

Note: The presentation of our financial results has been retrospectively adjusted to reflect the change in our operating segment structure.

Summary
The first quarter, inclusive of an extra workweek, resulted in year-on-year growth and was in the low end of the range of our prior Outlook. We are seeing growth in Data Center, Internet of Things, Security, and Programmable Solutions (formally Altera) groups, which all helped offset a weak PC market.

On a GAAP basis, first quarter revenue of $13.7B was up 7% on year-on-year basis. Gross margin of 59.3% was up 1.3 points from expectations. Operating income for the first quarter was $2.6B, down 2% on a year-on-year basis. The tax rate for the quarter was 18.4%. Net income for the first quarter was $2.0B, up 3% on a year-on-year basis. Earnings per share was $0.42, up one cent on a year-on-year basis. During the quarter, we purchased $1.3B in capital assets, paid $1.2B in dividends, and repurchased $0.8B of stock. Total debt was $25.4B consistent with our prior commentary on the financing plan for the Altera acquisition.

Non-GAAP^ revenue for the first quarter was $13.8B, up 8% on a year-on-year basis. Client Computing Group revenue was up 2% on a year-on-year basis. Data Center Group revenue was up 9% on a year-on-year basis. Non-GAAP gross margin was 62.7%, up 0.7 points from expectations. Non-GAAP operating income for the first quarter was $3.3B, up 13% on a year-on-year basis. Non-GAAP net income for the first quarter was $2.6B, up 19% on a year-on-year basis. Non-GAAP earnings per share was $0.54, up nine cents on a year-on-year basis.

As we look forward to the second quarter of 2016, we are forecasting the midpoint of the revenue range at $13.5B. This forecast is at the low end of the average seasonal increase for the second quarter after adjusting for the extra workweek in the first quarter. We are forecasting the midpoint of the non-GAAP gross margin range for the second quarter to be 61%. Spending for the second quarter is expected to be $5.1B. Restructuring charges are expected to be $1.2B on a GAAP basis.

Turning to the full year 2016, we are forecasting revenue to grow in the mid-single digits from 2015, down from the expectation of growing in the mid to high single digits. We are forecasting the midpoint of the non-GAAP gross margin range to be 62%, down 1 point from previous expectations. Non-GAAP spending for R&D and MG&A for the year is expected to be $20.6B plus or minus $400M, down $700M from the expectation of $21.3B.

^ See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measures on page 9-10.

The first quarter 2016 results when compared to the first quarter from a year ago were the following:

•	Non-GAAP revenue of $13.8B, up $1.0B (8%) from $12.8B.

•	Non-GAAP gross margin of 62.7%, up 1.3 points from 61.4%.

•	Non-GAAP operating income of $3.3B, up $0.4B (13%) from $2.9B.

•	Non-GAAP net income of $2.6B, up $0.4B (19%) from $2.2B.

•	Non-GAAP earnings per share of $0.54 was up 9 cents (20%) from $0.45.

This document presents results and comparisons on a GAAP basis unless otherwise stated.

First Quarter 2016

Revenue
Non-GAAP revenue of $13.8B was down 7% sequentially and up 8% on a year-on-year basis. Total platform* volumes were down 15% when compared to the fourth quarter. Total platform* average selling prices were up 3% over this same time period.

Year-on-Year Comparisons:

•
Client Computing Group had revenue of $7.5B, up 2% with platform volumes down 15% and platform average selling prices up 19%. Desktop platform volumes were down 4% and desktop platform average selling prices were up 6%. Notebook platform volumes were down 2% and notebook platform average selling prices were flat. Tablet volumes were down 44% and average selling prices were up significantly.

•	Data Center Group had revenue of $4.0B, up 9% with platform volumes up 13% and platform average selling prices were down 3% as result of strong unit growth in networking and storage.

•	Internet of Things Group had revenue of $651M, up 22%.

•	Non-Volatile Memory Solutions Group had revenue of $557M, down 6%.

•	Intel Security Group had revenue of $537M, up 12% on a GAAP basis and up 15% on a constant currency basis.

•	Programmable Solutions Group had revenue of $359M. When adjusting for $99M of deferred revenue, this business achieved mid-single digit growth.

Quarter-on-Quarter Comparisons:

•	Client Computing Group revenue was down 14% with platform volumes down 17% and platform average selling prices up 2%.

•	Data Center Group revenue was down 7% with platform volumes down 1% and platform average selling prices down 7%.

•	Internet of Things Group revenue was up 4%.

•	Non-Volatile Memory Solutions Group revenue was down 15%.

•	Intel Security Group revenue was up 5%.

Gross Margin

On a non-GAAP basis, gross margin of 62.7% was down 2.1 points compared to the fourth quarter, and up 0.7 points to the midpoint of expectations.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Gross Margin Reconciliation: GAAP Q4'15 to Q1'16 Non-GAAP (64.3% to 62.7%, down 1.6 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

64.3%		Q4’15 GAAP Gross Margin
-1.5	points:	Altera acquisition related adjustments
-1.5	points:	Amortization of acquisition-related intangibles
-1.5	point:	Lower platform* volume
-1.0	point:	Higher factory startup costs (primarily on 10nm)
-1.0	point:	Miscellaneous
-0.5	point:	Higher write-offs (primarily on platform* products)
+1.5	points:	Lower platform* unit cost (primarily on 14nm products)
+1.0	point:	Higher platform* average selling prices
59.3%		Q1’16 GAAP Gross Margin
+1.5	point:	Altera acquisition-related adjustments
+1.5	point:	Amortization of acquisition-related intangibles
62.7%		Q1'16 Non-GAAP Gross Margin

Gross Margin Reconciliation: Q1'16 Non-GAAP Outlook to Q1'16 Non-GAAP (62% +/- couple points to 62.7%, up 0.7 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

62.0%		Q1’16 Non-GAAP Gross Margin Outlook
+1.0	point:	Lower platform* unit cost (primarily on 14nm products)
+1.0	point:	Higher platform* average selling prices
-1.0	point:	Lower platform* volume
62.7%		Q1'16 Non-GAAP Gross Margin
p
Gross Margin Reconciliation: Q1'15 to Q1'16 (60.5% to 59.3%, down 1.2 points)
When comparing the first quarter on a year-on-year basis, gross margin was down 1.2 points, primarily driven by Altera and other acquisition related charges, higher platform* unit costs (primarily on of 14nm products), lower platform* volume, and Non-Volatile Memory Solutions Group (NSG). This was partially offset by higher platform* average selling prices.

Non-GAAP Gross Margin Reconciliation: Non-GAAP Q1'15 to Non-GAAP Q1'16 (61.4% to 62.7, up 1.3 points)
On a non-GAAP basis, when comparing the first quarter year-on-year, gross margin was up 1.3 points primarily due to higher platform* average selling prices. This was partially offset by higher platform* unit costs (primarily on of 14nm products), lower platform* volume, and Non-Volatile Memory Solutions Group (NSG).
Spending
Spending in the first quarter for R&D and MG&A was $5.5B. On a non-GAAP basis, spending was $5.4B, up $100M from the fourth quarter. This is down $100M from expectations. This was primarily driven by lower R&D spending.

Depreciation was $1.6B, lower than the expectation of $1.7B.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Amortization of acquisition-related intangibles included in operating expense was $90M, in line with expectations and all of which is excluded on a non-GAAP basis.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a $60M net loss compared to a $4M net gain in the fourth quarter and below the expectation of approximately zero.

The effective tax rate for the first quarter was 18.4%, down 6.6 points from expectations. This is primarily driven by a one time tax gain from a divestiture and higher proportion of income in lower tax jurisdictions.

Balance Sheet and Cash Flow Items
On the balance sheet, total cash investments^^ ended the quarter at $15.1B, down $10.2B from the fourth quarter. $14.0B of the total $15.1B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the first quarter was $4.0B. During the first quarter, we paid $1.2B in dividends, purchased $1.3B in capital assets and repurchased $0.8B in stock. Total inventories were up $584M primarily driven by our acquisition of Altera. Total debt is $25.4B, consistent with our prior commentary on the financing plan for the Altera acquisition.

Other Items
The total number of employees was up from the fourth quarter at 112K as we completed the Altera acquisition.

Diluted shares outstanding decreased by 1M from the fourth quarter and decreased by 39M shares driven primarily by stock repurchases on a year-on-year basis.

^^ Cash and cash equivalents, short-term investments, and trading assets

Outlook
Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 19. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Q2 2016 Outlook

Revenue
Revenue is expected to be $13.5B, plus or minus $500M in the second quarter. After adjusting for the extra workweek in the first quarter, this forecast is at the low end of the average seasonal increase for the second quarter.

Non-GAAP Gross Margin
Non-GAAP gross margin in the second quarter is expected to be 61%, plus or minus a couple of points, down 1.7 points from the first quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

62.7%		Q1’16 Non-GAAP Gross Margin
-1.0	point:	Lower platform* volume (primarily on notebook and desktop units)
-0.5	point:	Non-Volatile Memory Solutions Group (NSG)
-0.5	point:	Higher platform* unit costs (primarily on 14nm server products)
-0.5	point:	Higher factory start-up costs on 10nm
1.0	point:	Lower platform* write-offs
61.0%		Q2’16 Non-GAAP Gross Margin

Spending
Spending for R&D and MG&A in the second quarter is expected to be approximately $5.1B. On a non-GAAP basis, this is down $300M compared to non-GAAP spending of $5.4B in the first quarter.
Depreciation is forecast to be approximately $1.5B, down from the first quarter.
Restructuring charges are expected to be approximately $1.2B on a GAAP basis, all of which is excluded on a non-GAAP basis.

Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be a net gain of approximately $150M, compared to a net loss of $60M in the first quarter.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

2016 Outlook
The Outlook for full year 2016 does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 19. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Revenue
Revenue for the year is expected to grow in the mid-single digits from 2015, down from our previous expectation of growing in the mid to high single digits.

Non-GAAP Gross Margin
Non-GAAP gross margin for the year is expected to be 62%, plus or minus a couple points, down 1 point from the previous non-GAAP expectation of 63%. The decrease is a result of lower platform* volume.

Non-GAAP Spending
The company is going through a significant restructuring over the next several months. When completed by mid-2017, these actions will result in a 12K person workforce reduction and a $1.4B reduction to run rate spending. Over half of the total workforce reduction is expected to be realized by the end of this year, driving approximately $750M in savings. Non-GAAP spending is expected to be down by $700M from previous expectations to $20.6 billion dollars. In the second quarter of this year, we expect to recognize a $1.2B restructuring charge on a GAAP basis as an estimate for the related actions.

Non-GAAP spending for R&D and MG&A for the year is expected to be $20.6B plus or minus $400M, down $700M from the previous expectation of $21.3B plus or minus $400M.

Depreciation is forecast to be $6.3B plus or minus $200M, down to the previous expectation of $6.5B plus or minus $200M.

Restructuring charges are expected to be $1.2B on a GAAP basis, all of which is excluded on a non-GAAP basis.

Other Income Statement Items
The tax rate for each of the remaining quarters is expected to be 22%, down from the previous expectation of 25%.

Balance Sheet and Cash Flow Items
Capital spending for 2016 is expected to be $9.5B plus or minus $500M, flat to previous expectations.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Forward-Looking Statements
The above statements and any others in this document that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. We completed our acquisition of Altera on December 28, 2015 and risks associated with that acquisition are described in the “Forward Looking Statements” paragraph of Intel’s press release dated June 1, 2015, which risk factors are incorporated by reference herein.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016 to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” paragraph of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using our GAAP effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin non-GAAP outlook excludes the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
Restructuring and asset impairment charges: Restructuring and asset impairment charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, assets impairments and other restructuring charges. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance or enable effective comparisons to our past operating performance.

•
R&D plus MG&A spending non-GAAP outlook excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation.

Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
($ in Millions, except per share amounts)	Apr 2, 2016	Dec 26, 2015	Mar 28, 2015

GAAP NET REVENUE	13,702	14,914	12,781
Deferred revenue write-down	99	—	—
NON-GAAP NET REVENUE	13,801	14,914	12,781

GAAP GROSS MARGIN	8,130	9,590	7,730
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition-related intangibles	235	72	120
NON-GAAP GROSS MARGIN	8,655	9,662	7,850

GAAP GROSS MARGIN PERCENTAGE	59.3%	64.3%	60.5%
Deferred revenue write-down, net of cost of sales	0.1%	—%	—%
Inventory valuation	1.6%	—%	—%
Amortization of acquisition-related intangibles	1.7%	0.5%	0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	62.7%	64.8%	61.4%

GAAP R&D plus MG&A SPENDING	5,472	5,237	4,948
Other acquisition related charges	(100)	—	—
NON-GAAP R&D plus MG&A SPENDING	5,372	5,237	4,948

GAAP OPERATING INCOME	2,568	4,299	2,615
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition related intangibles	325	139	182
Restructuring and asset impairment charges	—	(13)	105
Other acquisition related charges	100	—	—
NON-GAAP OPERATING INCOME	3,283	4,425	2,902

GAAP NET INCOME	2,046	3,613	1,992
Deferred revenue write-down, net of cost of sales	64	—	—
Inventory valuation	226	—	—
Amortization of acquisition related intangibles	325	139	182
Restructuring and asset impairment charges	—	(13)	105
Other acquisition related charges	100	—	—
Income tax effect	(132)	(20)	(73)
NON-GAAP NET INCOME	2,629	3,719	2,206

GAAP DILUTED EARNINGS PER COMMON SHARE	0.42	0.74	0.41
Deferred revenue write down, net of cost of sales	0.01	—	—
Inventory valuation	0.05	—	—
Amortization of acquisition related intangibles	0.07	0.03	0.04
Restructuring and asset impairment charges	—	—	0.02
Other acquisition related charges	0.02	—	—
Income tax effect	(0.03)	(0.01)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	0.54	0.76	0.45

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Billions)	Q2 2016 Outlook		2016 Outlook
GAAP GROSS MARGIN PERCENTAGE	58%	+/- a couple pct. pts.	60%	+/- a couple pct. pts.
Adjustments for:
Deferred revenue write-down	—%		—%
Inventory valuation	1%		1%
Amortization of acquisition-related intangibles	2%		2%
NON-GAAP GROSS MARGIN PERCENTAGE	61%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.

GAAP R&D plus MG&A SPENDING	$5.1	approximately	$20.7	approximately
Adjustment for other acquisition-related charges	—		(0.1)
NON-GAAP R&D plus MG&A SPENDING	$5.1	approximately	$20.6	approximately

GAAP RESTRUCTURING CHARGES	$1.2	approximately	$1.2	approximately
Adjustment for restructuring charges	(1.2)		(1.2)
NON-GAAP RESTRUCTURING CHARGES	$—		$—

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY

Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended
($ in Millions)	Apr 2, 2016	Mar 28, 2015	% Change

GAAP Net Revenue	537	479	12%
Constant currency adjustment	14
Non-GAAP Net Revenue, constant currency adjusted	$551	$479	15%

GAAP Operating Income	85	15	n/m
Constant currency adjustment	3
Non-GAAP Operating Income, constant currency adjusted	$88	$15	n/m